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As filed with the Securities and Exchange Commission on May 4, 2004

Registration No. 333-113488

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DISCOVERY PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0655706 (I.R.S. Employer Identification Number)

9640 Towne Centre Drive
San Diego, CA 92121
(858) 455-8600
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Craig Kussman
Chief Financial Officer
Discovery Partners International, Inc.
9640 Towne Centre Drive
San Diego, CA 92121
(858) 455-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

L. Kay Chandler, Esq. Matthew T. Browne, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, CA 92121 Tel: (858) 550-6000 Fax: (858) 550-6420	Jeffrey S. Marcus, Esq. Tanisha M. Little, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, NY 10104-0012 Tel: (212) 468-8000 Fax: (212) 468-7900

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be registered	Amount to Be registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration fee(2)

Common Stock, $.001 par value per share, including related rights to purchase Series A Junior Participating Preferred Stock	8,305,300	$6.10	$50,662,330	$6,418.92

(1)
Of the 8,305,300 shares, 7,222,000 are being registered for resale by one of the registrant's stockholders and the remaining 1,083,300 shares are being registered for sale by the registrant in the event the underwriters exercise their over-allotment option in connection with the offering of the selling stockholder's shares. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low sales price of the registrant's common stock on March 3, 2004 as reported on the Nasdaq National Market.

(2)
Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Discovery Partners, Inc. has prepared this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-113488) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement and amending Item 16 of the Registration Statement. This Amendment No. 1 to Registration Statement does not modify any other portion of the Registration Statement and accordingly no other portion of the Registration Statement has been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
4.1(1)
Certificate of Incorporation of the Company (which was Exhibit No. 3.2 to the registrant's Form S-1 filed with the Securities and Exchange Commission on June 23, 2000 and is incorporated herein by this reference)
4.2(1)	Bylaws of the Company (which was Exhibit 3.4 to the registrant's Form S-1 filed with the Securities and Exchange Committee on June 23, 2000 and is incorporated herein by this reference)
4.3(1)
Rights Agreement, dated as of February 13, 2003, between Discovery Partners International, Inc. and American Stock Transfer & Trust Company, which includes the form of Certificate of Designation for the Series A junior participating preferred stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C (which was Exhibit No. 4.2 to the registrant's Report on Form 8-K filed with the Securities and Exchange Committee on February 24, 2003 and is incorporated herein by this reference)
5.1	Opinion of Cooley Godward LLP
10.1(1)
Second Amended and Restated Investors' Rights Agreement among us and the investors listed on Schedule A thereto, dated April 28, 2000, as amended. (which was Exhibit 10.2 to the registrant's Registration Statement No. 333-36638 on Form S-1 filed with the Securities and Exchange Commission on July 26, 2000 and is incorporated herein by this reference.)
10.2(1)
Standstill Agreement between us and Axys Pharmaceuticals, Inc., dated April 28, 2000. (which was Exhibit 10.12 to the registrant's Registration Statement No. 333-36638 on Form S-1 filed with the Securities and Exchange Commission on May 9, 2000 and is incorporated herein by this reference.)
23.1(1)	Consent of Ernst & Young LLP, Independent Auditors
24.1(1)	Power of Attorney (included on signature page)

(1)
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 4, 2004.

DISCOVERY PARTNERS INTERNATIONAL, INC.
By:	/s/ RICCARDO PIGLIUCCI Riccardo Pigliucci Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of Discovery Partners International, Inc. and in the capacities and on the dates indicated.

Date	Signature	Title

May 4, 2004	/s/ RICCARDO PIGLIUCCI Riccardo Pigliucci	Chief Executive Officer and Chairman of the Board
May 4, 2004	/s/ CRAIG KUSSMAN Craig Kussman	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
May 4, 2004	/s/ DIETER HOEHN* Dieter Hoehn	Director
May 4, 2004	/s/ JOHN P. WALKER* John P. Walker	Director
May 4, 2004	/s/ ALAN J. LEWIS* Alan J. Lewis	Director
May 4, 2004	/s/ HARRY F. HIXSON, JR.* Harry F. Hixson, Jr.	Director
May 4, 2004	/s/ COLIN T. DOLLERY* Colin T. Dollery	Director

May 4, 2004	/s/ HERM ROSENMAN* Herm Rosenman	Director
May 4, 2004	/s/ MICHAEL C. VENUTI* Michael C. Venuti	Director
*By:	/s/ RICCARDO PIGLIUCCI Riccardo Pigliucci Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
4.1(1)
Certificate of Incorporation of the Company (which was Exhibit No. 3.2 to the registrant's Form S-1 filed with the Securities and Exchange Commission on June 23, 2000 and is incorporated herein by this reference)
4.2(1)	Bylaws of the Company (which was Exhibit 3.4 to the registrant's Form S-1 filed with the Securities and Exchange Committee on June 23, 2000 and is incorporated herein by this reference)
4.3(1)
Rights Agreement, dated as of February 13, 2003, between Discovery Partners International, Inc. and American Stock Transfer & Trust Company, which includes the form of Certificate of Designation for the Series A junior participating preferred stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C (which was Exhibit No. 4.2 to the registrant's Report on Form 8-K filed with the Securities and Exchange Committee on February 24, 2003 and is incorporated herein by this reference)
5.1	Opinion of Cooley Godward LLP
10.1(1)
Second Amended and Restated Investors' Rights Agreement among us and the investors listed on Schedule A thereto, dated April 28, 2000, as amended. (which was Exhibit 10.2 to the registrant's Registration Statement No. 333-36638 on Form S-1 filed with the Securities and Exchange Commission on July 26, 2000 and is incorporated herein by this reference.)
10.2(1)
Standstill Agreement between us and Axys Pharmaceuticals, Inc., dated April 28, 2000. (which was Exhibit 10.12 to the registrant's Registration Statement No. 333-36638 on Form S-1 filed with the Securities and Exchange Commission on May 9, 2000 and is incorporated herein by this reference.)
23.1(1)	Consent of Ernst & Young LLP, Independent Auditors
24.1(1)	Power of Attorney (included on signature page)

(1)
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS